Exhibit 10.17

ZEVIA LLC

2011 UNIT INCENTIVE PLAN

SECOND AMENDMENT TO UNIT OPTION AGREEMENT

This Second Amendment (this “Amendment”) to the Unit Option Agreement by and between (the “Participant”) and Zevia LLC dated , as amended by the Global Amendment to Unit Option Agreements effective June 2, 2021 and as assumed by Zevia PBC (the “Company”) and adjusted to reflect stock options of the Company on July 21, 2021 (collectively, the “Option Agreement”), is hereby entered into between the Participant and the Company effective as of , 2021 (the “Amendment Effective Date”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Option Agreement or the Zevia LLC 2011 Unit Incentive Plan (as amended from time to time), as applicable.

WHEREAS, the Company and the Participant desire to amend the Option Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing, effective as of the Amendment Effective Date, the Option Agreement is hereby amended as follows:

1.
Part I of the Option Agreement is hereby amended by adding the following sentence at the end of the section entitled “Vesting Schedule”:

“Notwithstanding the foregoing, this Option shall become fully vested upon Participant ceasing to be a Service Provider as a result of a termination due to Participant’s Retirement (as defined below) on or after January 17, 2022.

As used herein, “Retirement” means a voluntary resignation by Participant for any reason after Participant has reached age 50 and Participant’s years of service (expressed in full years determined as of the most recent anniversary of Participant’s most recent date of hire with the Company on or preceding the date of such resignation) equal or exceed 10 years; provided, however, Participant must provide one year notice to the Board of Participant’s Retirement, which one-year period may be waived or shortened by the Company.”

2.
Except as expressly amended hereby, the Option Agreement shall remain in full force and effect in accordance with its terms.

3.
This Amendment is governed by the internal substantive laws, but not the choice of law rules, of Delaware.

4. This Amendment may be executed in counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

IN WITNESS WHEREOF, each of the parties has executed this Amendment, in the case of the Company by its duly authorized representatives.

[ ]	ZEVIA PBC
_________________________________	By: ________________________
Name:
Title: